Exhibit 99.1

Press Release	Source: Retail Ventures, Inc.

RETAIL VENTURES REPAYS SUBSTANTIAL PORTION OF OUTSTANDING INDEBTEDNESS

COLUMBUS, OH, July 5, 2005 – Retail Ventures, Inc. (NYSE: RVI) today announced that its wholly-owned subsidiary, Value City Department Stores LLC (Value City), repaid its $100 million term loan facility in full, $25 million under its $75 million convertible loan facility and approximately $120 million under its revolving credit facility. On an annual basis, Retail Ventures expects to reduce its interest expense by approximately $22 million per year as a result of these repayments.

Retail Ventures also announced today that its subsidiary, DSW Inc. (DSW), completed its initial public offering of 16,171,875 Class A common shares at $19 per share. DSW used a portion of the proceeds to repay intercompany indebtedness owed to Retail Ventures. DSW’s Class A common shares trade on the New York Stock Exchange under the ticker symbol “DSW.” After the offering, Retail Ventures will own approximately 63.0% of DSW’s outstanding common shares and approximately 93.2% of the combined voting power of such shares.

In connection with these transactions, Retail Ventures replaced its $75 million convertible loan facility with a $50 million senior loan facility and warrants to its senior loan lenders providing them the right to acquire 16,666,667 Retail Ventures common shares. The warrants are exercisable for Retail Ventures common shares at the $4.50 per share conversion price as was provided under the convertible loan facility. In addition, Retail Ventures has amended its outstanding warrants that provided holders the right to acquire 2,954,792 Retail Ventures common shares. These warrants and the warrants to the senior loan lenders may also be exercised for DSW Class A common shares held by Retail Ventures at an exercise price of $19.00 per share (the price of the shares in DSW’s initial public offering) or a combination of Retail Ventures and DSW shares. If warrantholders exercise their warrants for DSW shares, it is Retail Ventures’ obligation, not DSW’s, to deliver them Class A common shares. Consequently, if Retail Ventures delivers Class A common shares to warrantholders, its ownership interest in DSW would decrease. In aggregate, warrantholders could exercise their warrants for 4,647,189 DSW Class A common shares.

Retail Ventures, Inc. is a leading off-price retailer currently operating 114 Value City Department Stores in the Midwest, mid-Atlantic and Southeast; 27 Filene’s Basement Stores in the Northeast; and 184 better-branded DSW stores in major metropolitan areas and 232 leased shoe departments on behalf of other retailers.

Certain of RVI’s statements in this Press Release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation

Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future, and include statements in this document regarding forecasts and expectations of the financing to support RVI’s current operating initiatives and growth objectives. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in RVI’s business, and other risks and uncertainties detailed from time to time in RVI’s periodic reports filed with the Securities and Exchange Commission, including RVI’s Form 10-K for the fiscal year ended January 29, 2005, as amended. One or more of these factors may have affected, and could in the future affect, RVI’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate and that the objectives and plans of RVI will be achieved. Issuance of such forward-looking statements should not be regarded as a representation by RVI or any other person. All forward-looking statements made in this document are based on information presently available to management, and RVI assumes no obligation to update any forward-looking statements.

Source:	Retail Ventures, Inc.
Contact:	James McGrady
Chief Financial Officer

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